As filed with the Securities and Exchange Commission on October 26, 1998
                                                     Registration No. 333-20969

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                FEATHERLITE, INC.
             (Exact name of registrant as specified in its charter)

        Minnesota                                         41-1621676
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                                Highways 63 and 9
                               Cresco, Iowa 52136
                                 (319) 547-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                Conrad D. Clement
                      President and Chief Executive Officer
                                Featherlite, Inc.
                                 Highways 63 & 9
                                  P.O. Box 320
                               Cresco, Iowa 52136
                                 (319) 547-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Timothy M. Heaney, Esq.
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402
                                 (612) 347-7000

         Approximate date of commencement of proposed sale to the public: No further sales will be made under the Registration Statement.


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


         If any of the securities being offered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ X ]


         The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         This Post-Effective Amendment is being filed to de-register 166,100 shares of Common Stock of Featherlite, Inc. (formerly Featherlite Mfg., Inc.) (the "Registrant"). 300,000 shares of Common Stock were registered under a Registration Statement on Form S-3, Registration No. 333-20969, for sale by a selling shareholder. Of such shares, 166,100 were not sold pursuant to the Registration Statement and the selling shareholder may now use Rule 144(k) for sales of the remaining shares. This final Post-Effective Amendment is being fined in accordance with the Registrant's undertaking set forth in Part II, Item 17(a)(3) of the Registration Statement.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cresco, State of Iowa, on October 21, 1998.

                                             FEATHERLITE MFG., INC.


                                             By /s/ Conrad D. Clement
                                               Conrad D. Clement, President and
                                               Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this amendment to the Registration Statement was signed by the following persons in the capacities and on the date stated.

    Signature                                       Title

/s/ Conrad D. Clement                        President, Chief Executive
Conrad D. Clement                            Officer and Director

/s/ Jeffery A. Mason                         Chief Financial Officer and
Jeffery A. Mason                             Director

       *                                     Executive Vice President and
Tracy J. Clement                             Director

       *                                     Director
Donald R. Brattain

       *                                     Director
Thomas J. Winkel

       *                                     Director
Kenneth D. Larson

       *                                     Director
John H. Thomson


*By  /s/ Jeffery A. Mason                    Dated:  October 21, 1998
      Jeffery A. Mason
     As Attorney-in-Fact